SCHEDULE 14C

                  INFORMATION REQUIRED IN INFORMATION STATEMENT
                            SCHEDULE 14C INFORMATION




             Information Statement Pursuant to Section 14(C) of the
                         Securities Exchange Act of 1934




Check the appropriate box:

[X] Preliminary Information Statement (as permitted by Rule 14c-5(d)(2))

[ ] Confidential, for Use of the Commission Only

[ ] Definitive Information Statement


                             GRAND PRIX SPORTS, INC.
                 ----------------------------------------------
                (Name of Registrant As Specified In Its Charter)


Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

    1. Title of each class of securities to which transaction applies: Not Applicable

    2. Aggregate number of securities to which transaction applies: Not
       Applicable

    3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: Not Applicable

    4. Proposed maximum aggregate value of transaction: Not Applicable

    5. Total fee paid: Not Applicable

[ ] Fee paid previously with preliminary materials.

[ ] Check the box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1. Amount Previously Paid: Not Applicable

    2. Form, Schedule or Registration Statement No.: Not Applicable

    3. Filing Party: Not Applicable

    4. Date Filed: Not Applicable

                             GRAND PRIX SPORTS, INC.
                         23332 Mill Creek Dr. Suite 230
                             Laguna Hills, CA 92653



              Notice of Action by Written Consent of Stockholders

TO THE STOCKHOLDERS OF GRAND PRIX SPORTS, INC.:


     Notice is hereby given that the holders of more than 50% of the outstanding shares of Common Stock of Grand Prix Sports, Inc. ("GPRX") have agreed to take action by written consent to approve an amendment to GPRX's Certificate of Incorporation to effect a 1-for-6 reverse stock split. The reverse stock split will have the effect of reducing the total number of shares of Common Stock issued and outstanding from 56,300,000 to 9,383,333. There are currently no shares of Preferred Stock outstanding. Details of the reverse stock split are described in the information Statement accompanying this Notice.

     The reverse split will be effected by the filing of an amendment to the Company's Amended Certificate of Incorporation with the Secretary of State of the State of Washington (the "Amendment"). The Amendment will become effective at the close of business on October 6, 2003. The record date for the reverse split will be the date on which the Amendment becomes effective.

     Pursuant to the provisions of Washington law and GPRX's Certificate of Incorporation, the holders of at least a majority of the outstanding voting shares are permitted to approve the Amendment by written consent in lieu of a meeting, provided that prompt notice of such action is given to the other stockholders. Pursuant to the rules and regulations promulgated by the Securities and Exchange Commission (the "Commission") under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), an information statement must be sent to the holders of voting stock who do not sign the written consent (the "Holders") at least 20 days prior to the effective date of the action. This notice, which is being sent to all Holders of record on September 17, 2003, is intended to serve as such notice under Washington law and as the Information Statement required by the Exchange Act.


     Please note that you are not being asked to send a proxy, and you are requested not to send one.

                       BY ORDER OF THE BOARD OF DIRECTORS



                                            /s/  Todd M. Pitcher, Director
                                            ----------------------------------
                                                 Todd M. Pitcher
September 12, 2003
Laguna Hills, California

                                 GRAND PRIX, INC.

                             INFORMATION STATEMENT



     This Information Statement is furnished to stockholders by management of Grand Prix, Inc. ("GPRX") in accordance with the requirements of Section 14 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and Regulation 14C promulgated thereunder.


     The holders of more than 50% of the outstanding shares of Common Stock of Grand Prix, Inc. ("GPRX") have agreed to take action by written consent (the "Consent to Action") to approve an amendment to GPRX's Certificate of Incorporation to effect a 1-for-6 reverse stock split. The reverse stock split will have the effect of reducing the total number of shares of Common Stock issued and outstanding from 56,300,000 to 9,383,333. There are currently no shares of Preferred Stock outstanding.

     The reverse split will be effected by the filing of an amendment to the Company's Amended Certificate of Incorporation with the Secretary of State of the State of Washington (the "Amendment"). The Amendment will become effective at the close of business on October 6, 2003. The record date for the reverse split will be the date on which the Amendment becomes effective.


     Stockholders of record as of September 12, 2003 (the "Record Date") are entitled to notice of the Consent to Action taken. This Information Statement is being mailed on or about September 17, 2003 to the stockholders of record as of the Record Date.


                     WE ARE NOT ASKING YOU FOR A PROXY, AND
                    YOU ARE REQUESTED NOT TO SEND US A PROXY.

                          STOCK OWNERSHIP OF MANAGEMENT
                         AND CERTAIN BENEFICIAL HOLDERS



     To the knowledge of GPRX, the following table sets forth, as of September 12, 2003 information as to the beneficial ownership of GPRX's voting securities by (i) each person known to GPRX as having beneficial ownership of more than 5% of GPRX's voting securities, (ii) each person serving GPRX as a Director on such date, (iii) each person serving GPRX as an executive officer on such date who qualifies as a named executive officer, as defined in Item 402(a)(2) of Regulation S-B under the Securities Exchange Act of 1934, and (iv) all of the Directors and executive officers of GPRX as a group.


                                       Number of Shares of        Percentage
                                          Common Stock          of Common Stock
Name and Address                       Beneficially owned        Outstanding(1)
----------------------------------     ------------------        --------------

Security Ownership of Officers
and Directors:

Todd M. Pitcher                                  0

Hugh Renfro                                      0

Officers and Directors as a Group                0
(2 persons)

Security Ownership of Certain
Beneficial Owners:

-none-



1. Unless otherwise noted, each person has voting and investment power with respect to all such shares. The share data is based on 21,500,000 shares of Common Stock outstanding. Pursuant to the rules of the Securities and Exchange Commission, certain shares of Common Stock which a person has the right to acquire within 60 days of the date hereof pursuant to the exercise of stock options are deemed to be outstanding for the purpose of computing the percentage ownership of such person but are not deemed outstanding for the purpose of computing the percentage ownership of any other person.


     GPRX knows of no arrangements that will result in a change in control subsequent to the date hereof. Except as otherwise noted, the persons named in the table have sole voting and investment power with respect to all shares shown as beneficially owned by then, subject to community property laws, where applicable.

     GPRX's stock is traded on the OTC Bulletin Board under the symbol "GPRX." As of September 12, 2003, the market value of its Common Stock, excluding shares held by affiliates, was $645,000 based on a closing bid price of $0.03 per share on the OTC Bulletin Board. There were 21,500,000 shares of Common Stock outstanding as of September 11, 2003.

                           AMENDMENT TO THE COMPANY'S
                          CERTIFICATE OF INCORPORATION
                        TO EFFECT A REVERSE STOCK SPLIT


REASONS FOR THE REVERSE STOCK SPLIT


     Management of GPRX believes that it is in the best interests of GPRX and its stockholders that GPRX undertake a 1-for-6 reverse stock split in order to increase the stock price of the Common Stock to a level that will make it more attractive to many investors. Management believes that the current low per share trading price of the Common Stock has reduced the marketability and liquidity of the Common Stock because of the reluctance of many large brokerage firms to recommend low-priced stocks to their clients. Certain institutional investors have internal policies and practices that tend to discourage individual brokers within those firms from dealing in low-priced stocks. Some of those policies and practices pertain to the payment of brokers' commissions and to time-consuming procedures that function to make the handling of low-priced stock trades economically unattractive to brokers. In addition, the structure of trading commissions also tends to have an adverse impact upon holders of low-priced stocks because the brokers' commission on a sale of low-priced stock generally represents a higher percentage of the sales price than the commission on a relatively higher-priced issue. Management also believes that many investors look upon low-priced stocks as unduly speculative in nature and often avoid investing in such stocks.

     The reverse stock split is designed to increase the per share price of the stock by decreasing the number of shares of Common Stock issued and outstanding. Management hopes that the resulting anticipated increased price level will enhance investor interest in GPRX and help the investment community realize the true value of the Common Stock. There can be no assurance, however, that the trading market for the Common Stock will be improved, nor can the Board of Directors predict what effect, if any, the reverse split will have on the market price of the Common Stock. See, "Possible Disadvantages."


     In conjunction with the reverse split, GPRX's Certificate of Incorporation will be amended to reflect the reduction in the issued outstanding shares of Common Stock due to the reverse split.

     The reverse stock split is not the result of management's knowledge of any specific effort to accumulate GPRX's securities or to obtain control of GPRX by means of a merger, tender offer, solicitation in opposition to management or otherwise.

POSSIBLE DISADVANTAGES

     We are hopeful that the decrease in the number of shares of Common Stock outstanding will stimulate interest in our Common Stock and possibly promote greater liquidity. However, the possibility does exist that such liquidity may be adversely affected by the reduced number of shares which would be outstanding if the proposed reverse stock split is effected. The reverse stock split will reduce the number of shares of Common Stock outstanding to 9,383,333. Fewer publicly held shares may result in lower trading volume which may reduce financial community interest in the Common Stock. A lower trading volume for the Common Stock may also depress the Common Stock market price.

     While management expects that the decrease in the number of outstanding shares will result in a corresponding increase in the price of the Common Stock, GPRX can give no assurance that, upon completion of the reverse stock split, there will be a corresponding proportionate increase in the price of the Common Stock or that the post-split adjusted stock price will not drift down immediately or shortly after the split. It is not unusual to see some downward movement in a stock's price following a reverse stock split. The trading price of GPRX's Common Stock depends on many factors, many of which are beyond the company's control.


     In addition, the liquidity of GPRX's Common Stock may be adversely affected by the reduced number of shares outstanding after the reverse stock split. The reverse stock split will cause the number of "odd-lot" holders to go up and cause the number of "round-lot" holders of the Common Stock to go down. An odd-lot is fewer than 100 shares. The number of round-lot holders is a common measure of a stock's distribution, and a lower number may reflect more negatively on GPRX's shares. In addition, the new odd-lot holders may become reluctant to trade their shares because of any stigma or higher commissions associated with odd-lot trading. Stockholders who hold odd-lots may experience an increase in the cost of selling their shares and may have greater difficulty in making sales. This may negatively impact the average trading volume and thereby diminish interest in the Common Stock by some investors and advisors.

     Notwithstanding these potential disadvantages, the Board of Directors believes that the reverse stock split is in the best interest of GPRX for the reasons set forth above.


EFFECTS OF REVERSE STOCK SPLIT

     The reverse stock split will have the effect of reducing the number of shares owned by each stockholder, while proportionately increasing the per share price. At the time the reverse stock split becomes effective, each outstanding share of Common Stock with a par value of No Dollars and One-Tenth of One Cent($0.001) then issued and outstanding shall be changed, combined and reclassified into One-Twentieth (1/6) of a fully paid and non-assessable share of Common Stock, with a par value of Six-Tenths of One Cent ($0.006). There are no currently issued and outstanding shares of Preferred Stock.

     The reverse split will be effected by the filing of an amendment to the Company's Amended Certificate of Incorporation with the Secretary of State of the State of Washington (the "Amendment"). The Amendment will become effective at the close of business on October 6, 2003. The record date for the reverse split will be the date on which the Amendment becomes effective (such effective date being referred to as the "Reverse Split Date").


     After giving effect to the foregoing modifications to the number of authorized and issued shares and the par value thereof, all other designations, powers, preferences and relative participating, optional or other special rights and the qualifications, limitations and restrictions thereof in respect of each class of capital stock of the Company shall remain as in effect immediately prior to the Amendment.


     Since the proportion of authorized shares to issued and outstanding shares is not being affected by the reverse stock split, the reverse stock split is not expected to create any additional anti-takeover measures which the Board of Directors could use to thwart anti-takeover efforts by outsiders. The Board of Directors is not aware of any such current takeover efforts, and the reverse split is not being proposed as an anti-takeover measure.

     GPRX has a class of Preferred Stock, and the Board of Directors has the power to issue the Preferred Stock and to set the designations, powers, preferences and relative participating, optional or other special rights and the qualifications, limitations and restrictions with respect to such Preferred Stock. This power can serve to impede takeover attempts by outsiders. However, the number of shares of Preferred Stock authorized for issuance is being reduced in the reverse stock split on a 1-for-6 basis along with the Common Stock.


STOCK CERTIFICATES AND FRACTIONAL SHARES


     The reverse stock split will automatically occur upon the filing of the Amendment with the Washington Secretary of State, which is expected to take place on or about October 6, 2003. No further action is required by the stockholders. However, following consummation of the reverse stock split, GPRX's Transfer Agent, First American Stock Transfer, Inc., will send to each stockholder of record information regarding replacement of the old stock certificates with stock certificates that state the number of shares on a post-reverse stock split basis. Until so surrendered, each current certificate representing shares of Common Stock will be deemed for all purposes after the effective date to evidence ownership of shares of the new Common Stock in the appropriately reduced number.

     GPRX will not issue fractional shares resulting from the reverse stock split. In lieu of fractional shares, fractional shares will be settled by rounding up to the nearest whole share.

REQUIRED VOTE

     To effect the reverse stock split, GPRX is required to amend its Certificate of Incorporation. The affirmative vote of a majority of the outstanding shares entitled to vote thereon is required to approve such an Amendment. GPRX obtained the required votes by obtaining the written consent of stockholders holding an aggregate of a majority of the outstanding shares. A copy of the proposed Amendment is attached hereto as APPENDIX A. Approval of the Amendment will also grant to management the authority to make any changes to the form or content of the amendment, if any, required by the Secretary of State of Washinton in order for such amendment to be accepted for filing.



FEDERAL INCOME TAX CONSEQUENCES

     The following discussion generally describes certain federal income tax consequences of the proposed reverse stock split to stockholders of the Company. The following does not address any foreign, state, local tax or alternative minimum income, or other federal tax consequences of the proposed reverse stock split. The actual consequences for each stockholder will be governed by the specific facts and circumstances pertaining to such stockholder's acquisition and ownership of the Common Stock. Each stockholder should consult his or her accountants for more information in this regard.

However, it may generally be said that the proposed reverse stock split will have the following income tax effects:

     1. A stockholder will not recognize taxable gain or loss as a result of the reverse stock split, except to the extent a stockholder receives cash in lieu of fractional shares. Cash payments in lieu of a fractional share of new Common Stock should be treated as if the fractional share were issued to the stockholder and then redeemed by the Company for cash. Generally, a stockholder receiving such payment should recognize gain or loss equal to the difference, if any, between the amount of cash received and the stockholder's basis in the fractional share. Such gain or loss generally will be capital gain or loss.

     2. In the aggregate, the stockholder's basis in new Common Stock will equal his basis in the shares of old Common Stock exchanged therefore (but not including the basis allocated to a fractional share for which the stockholder is entitled to receive cash), and such stockholder's holding period for new Common Stock will include the holding period for old Common Stock exchanged therefore if the shares of old Common Stock were capital assets in the hands of such stockholder.

     3. The proposed reverse stock split will constitute a reorganization within the meaning of Section 368(a)(1)(E) of the Internal Revenue Code of 1986, as amended (the "Code"), and the Company will not recognize any gain or loss as a result of the reverse stock split.

                                  OTHER MATTERS

     GPRX will pay the cost of distributing this Information Statement, including the cost of assembling and mailing it. GPRX will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending this Information Statement to the beneficial owners of GPRX's Common Stock.


                       BY ORDER OF THE BOARD OF DIRECTORS


                               Todd M. Pitcher, Director

September 12, 2003
Laguna Hills, California

                                                                       EXHIBIT A


              Certificate of Amendment to Articles of Incorporation
                       For Washington Profit Corporations
      (Pursuant to RCW 23B.10.010 and 23B.10.030 - After Issuance of Stock)
                              -Remit in Duplicate-


1.   Name of Corporation: Grand Prix Sports, Inc.

2. The articles have been amended as follows (provide article numbers, if available):

     Article 1 is amended to read as follows:

     The name of the corporation is "Superclick, Inc."


     Article II is amended to read as follows:

     2.1. Authorized Capital: The aggregate number of shares that the corporation shall have authority to issue shall consist of 100,000,000 shares of Common Stock having a $.001 par value. The Common Stock of the Company may be issued from time to time without prior approval by the stockholders. The Common Stock may be issued for such consideration as may be fixed from time to time by the Board of Directors. The Board of Directors may issue such share of Common Stock in one or more series, with such voting powers, designations, preferences and rights or qualifications, limitations or restrictions thereof as shall be stated in the resolution or resolutions. Effective upon the filing of this Certificate of Amendment of Articles of Incorporation each 6 shares of issued and outstanding Common Stock of the corporation shall be combined into 1 share. No fractional shares shall be issued as a result of such recombination and that this corporation shall make a cash payment to each person or entity, who, as of the effective date of this recombination was a record holder of shares of this corporation's common stock, and who, as a direct result of such recombination, otherwise would have been entitled to receive a fractional share of common stock, such cash payment to be an amount equivalent to the product of such fractional share multiplied by the average of the closing bid prices and closing ask prices for this corporation's common stock on the OTC Bulletin Board during each of the ninety (90) consecutive trading days that immediately preceded the effective date of such recombination; provided, however, that this corporation need not tender any such cash payment to any such holder whose entitlement to such payment would have been less than fifty cents ($.50);

3. The vote by which the Stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is greater than 28,150,000.*

4.   Officer Signature (Required):


     -----------------------------               -----------------------------
     Todd J. Pitcher, President                  Hugh Renfro, Secretary



*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of the shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and remit the proper fees may cause this filing to be rejected.


     IN WITNESS WHEREOF, Grand Prix, Inc., has caused this Certificate to be executed by Todd M. Pitcher, its authorized officer, this 12th day of September, 2003. 2003.

                                            Grand Prix, INC.

                                            By:  /s/  Todd M. Pitcher
                                           ----------------------------
                                                      Todd M. Pitcher
                                                      President, Director